Execution Version


                    INTERCREDITOR AND SUBORDINATION AGREEMENT

      This Intercreditor and Subordination Agreement (this "Agreement"), dated as of January [__], 2006, is among BNP Paribas, as Administrative Agent (in such capacity, with its successors and assigns, the "Senior Administrative Agent") for the Senior Revolving Lenders, TCW Asset Management Company ("TAMCO"), as the subordinated administrative agent (in such capacity, the "Subordinated Administrative Agent" for the Term Lenders) and Aurora Antrim North, LLC, a Michigan limited liability company (the "Borrower").

      WHEREAS, the Borrower, BNP Paribas, as Senior Administrative Agent and other Senior Revolving Lenders are entering into the Senior Revolving Credit Agreement as of the date hereof, pursuant to which such financial institutions have agreed, subject to the terms and conditions thereof, to make loans and extend other financial accommodations to the Borrower; and

      WHEREAS, it is a condition precedent to the obligations of the Senior Revolving Lenders under the Senior Revolving Credit Agreement that the Subordinated Administrative Agent for itself and the Term Lenders execute and deliver this Agreement;

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, and to induce the Senior Lenders to execute the Senior Revolving Credit Documents, the parties agree as follows:

                                    ARTICLE I
                                 Defined Terms.

      Section 1.01 Each capitalized term used in this Agreement, but not defined herein, shall have the meaning ascribed such term in the Senior Revolving Credit Agreement.

      Section 1.02 The following terms have the following meanings when used in this Agreement:

      "Blockage Period" means a Non-Payment Blockage Period or a Payment Blockage Period.

      "Eligible Swap Agreement" means any present or future Swap Agreement between the Borrower or any Subsidiary and any Senior Revolving Lender or any Affiliate of any Senior Revolving Lender. For the avoidance of doubt, a Swap Agreement ceases to be an Eligible Swap Agreement if the Person that is the counterparty to the Borrower under a Swap Agreement ceases to be a Senior Revolving Lender under the Senior Revolving Credit Agreement (or, in the case of an Affiliate of a Senior Revolving Lender, the Person affiliated therewith ceases to be a Senior Revolving Lender under the Senior Revolving Credit Agreement).

      "Enforcement Action" means, with respect to any Subordinated Obligations or Senior Indebtedness: any enforcement of any right or remedy against property of the Borrower or any Guarantor including any enforcement or foreclosure of Liens granted by the Borrower or any Subsidiary to secure any or all of such Subordinated Obligations or Senior Indebtedness, any enforcement or foreclosure of Liens on any capital stock or other equity interests in the Borrower or any Subsidiary which may be granted by the Borrower or its Subsidiaries or any holder of equity in the Borrower to secure any or all of such Subordinated Obligations or Senior Indebtedness, or any other efforts to collect proceeds from the Borrower's or any of its Subsidiary's assets or properties (including proceeds of production) to satisfy the Subordinated Obligations or Senior Indebtedness, including, without limitation, the commencement, or the joining with any other creditor of the Borrower or any Subsidiary in the commencement of any Insolvency Proceeding against the Borrower or any Subsidiary; provided, that none of the following shall constitute an Enforcement Action: (a) acceleration of any of the Subordinated Obligations, (b) acceleration of any of the Senior Indebtedness, (c) actions by any Term Lender to obtain possession of or receive Reorganization Securities, (d) actions by any Term Lender to obtain an assignment or enforce its rights in respect of the TCW Royalty or (e) taking any action described above during the existence of any Insolvency Proceeding subject to the jurisdiction of a court of competent authority.

      "Excess Availability" means at any time the excess of: (a) the aggregate Commitments over (b) the sum of (i) the aggregate Revolving Credit Exposure,
(ii) Debt under Section 9.02(c) of the Senior Revolving Credit Agreement or in violation of Section 9.02(c) of the Senior Revolving Credit Agreement, (iii) any income or franchise taxes of the Borrower that are unpaid and past due and (iv) any excess of current liabilities (without duplication of the current portion of the amounts described in (i) through (iii) above) over current assets.

      "Insolvency Proceeding" shall mean (a) any voluntary or involuntary case, action, or proceeding before any Governmental Authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under U.S. Federal, state, or foreign law.

      "Non-Payment Blockage Period" means, with respect to any Non-Payment Default, the period from and including the date of receipt by the Term Lenders or the Subordinated Administrative Agent or other representative of a Non-Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness have been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness have expired, terminated or been fully collateralized in cash, (b) the 179th day after receipt of such Non-Payment Default Notice, (c) the date on which the Non-Payment Default which is the subject of such Non-Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured, or ceased to exist, or (d) the date upon which the Person(s) giving such
Non-Payment Default Notice notify the Term Lenders or the Subordinated Administrative Agent or other representative in writing of the termination of such Non-Payment Blockage Period.

      "Non-Payment Default" means the occurrence of any Borrowing Base Deficiency (as defined in the Senior Revolving Credit Agreement) or other event under any Senior Revolving Document evidencing Senior Indebtedness, not constituting a Payment Default, which gives the holder(s) of such Senior Indebtedness, or an agent or representative acting on behalf of such holder(s), the right to cause the maturity of such Senior Indebtedness to be accelerated immediately without any further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period.

      "Non-Payment Default Notice" means a written notice from or on behalf of the Senior Indebtedness Representative that a Non-Payment Default has occurred and is continuing which identifies such Non-Payment Default and specifically designates such notice as a "Non-Payment Default Notice".

      "Payment Blockage Period" means, with respect to any Payment Default or Senior Indebtedness Acceleration, the period from and including the date of receipt by the Term Lenders or the Subordinated Administrative Agent of a Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness have been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness have expired, terminated or been fully collateralized in cash, (b) if such Payment Default Notice relates to a Payment Default, the date on which the Payment Default which is the subject of such Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured or ceased to exist, or if such Payment Default Notice relates to a Senior Indebtedness Acceleration, the date on which such acceleration is rescinded, annulled or ceased to exist, or
(c) the day upon which the Person(s) giving such Payment Default Notice notify the Term Lenders or the Subordinated Administrative Agent or other representative in writing of the termination of such Payment Blockage Period.

      "Payment Default" means a default by the Borrower or any Guarantor in the payment of any amount owing with respect to the Senior Indebtedness, whether with respect to principal, interest, premium, letter of credit reimbursement obligations, commitment fees or letter of credit fees or otherwise when the same becomes due and payable, whether at maturity or at a date fixed for payment of an installment or prepayment or by declaration or acceleration or otherwise.

      "Payment Default Notice" means a written notice from or on behalf of the Senior Indebtedness Representative that either (i) a Payment Default with respect to such Senior Indebtedness has occurred and is continuing, or (ii) a Senior Indebtedness Acceleration.

      "Public Offering" shall mean a public offering of common units of the Borrower or common units or shares of any direct or indirect parent of the Borrower.

      "Reorganization Securities" means (a) debt securities that are issued pursuant to an Insolvency Proceeding the payment of which is subordinate and junior at least to the extent provided in this Agreement to the payment of the Senior Indebtedness outstanding at the time of the issuance thereof (including any refinancing of Senior Indebtedness pursuant to an Insolvency Proceeding) and to the payment of all debt securities issued in exchange for such Senior Indebtedness in such Insolvency Proceeding (whether such subordination is effected by the terms of such securities, an order or decree issued in such Insolvency Proceeding, by agreement of the Term Lenders or otherwise), or (b) equity securities that are issued pursuant to an Insolvency Proceeding; provided, in either case, that such securities are authorized by an order or decree made by a court of competent jurisdiction in such Insolvency Proceeding.

      "Senior Indebtedness" means and includes (a) all principal indebtedness for loans now outstanding or hereafter incurred, and all letter of credit reimbursement obligations now existing or hereafter arising, under the Senior Revolving Credit Agreement, provided that the aggregate outstanding principal amount of Senior Indebtedness under this clause (a) shall not exceed $50,000,000 at any time, and provided further, that if the aggregate principal amount of Senior Indebtedness (constituting principal and letter of credit reimbursement obligations) shall exceed $50,000,000, then the subordination of the Term Notes as contemplated by this Agreement to the Senior Indebtedness of $$50,000,000 or less shall not be impaired, (b) all amounts now or hereafter owing to any of the Senior Revolving Lenders or any of their Affiliates under any Eligible Swap Agreement, (c) all interest accruing on the Senior Indebtedness described in the preceding clauses (a) and (b), and (d) all other monetary obligations (whether now outstanding or hereafter incurred) for which the Borrower or any Guarantor is responsible or liable as obligor, guarantor or otherwise under or pursuant to any of the Senior Revolving Credit Documents including, without limitation, all fees, penalties, yield protections, breakage costs, damages, indemnification obligations, reimbursement obligations, and expenses (including, without limitation, fees and expenses of counsel to the Senior Indebtedness Representative and the Senior Revolving Lenders) together with interest on the foregoing to the extent provided for in the Senior Revolving Credit Documents. The interest described in the preceding clause (c) and the premiums and penalties described in the preceding clause (d) include, without limitation, all interest accruing after the commencement of any Insolvency Proceeding under the terms of the Senior Revolving Credit Documents whether or not such interest constitutes an allowed claim in any such Insolvency Proceeding.

      "Senior Indebtedness Acceleration" means with respect to the Senior Indebtedness that the holder or holders of such Senior Indebtedness, or an agent or representative on behalf of such holder or holders, have caused the maturity of such Senior Indebtedness to be accelerated.

      "Senior Indebtedness Default" means a Payment Default or a Non-Payment Default.

      "Senior Indebtedness Representative" means (a) initially, BNP Paribas, as administrative agent for the Senior Revolving Lenders under the Senior Revolving Credit Agreement or (b) such other Person selected by the Majority Lenders (as such term is defined in the Senior Revolving Credit Agreement) to replace BNP Paribas or the then Senior Indebtedness Representative.

      "Senior Revolving Credit Agreement" means that certain Credit Agreement dated as of January [__], 2006, among the Borrower, BNP Paribas, as Senior Administrative Agent and the financial institutions listed therein from time to time as Senior Revolving Lenders, as from time to time renewed, extended, amended, supplemented, or restated in accordance with the terms hereof, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the revolving credit loans and letter of credit liabilities made or incurred under such Senior Revolving Credit Agreement, provided that the terms of such refinancing, replacement or substitution and the financing documentation entered into in connection therewith are consistent with the terms of the Senior Revolving Credit Agreement and other Senior Revolving Credit Documents in effect prior to such refinancing, replacement or substitution or could have been included in such Senior Revolving Credit Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

      "Senior Revolving Credit Documents" means, collectively, (a) the Senior Revolving Credit Agreement and the Eligible Swap Agreements, (b) any note, bond or other instrument evidencing Senior Indebtedness, (c) all mortgages, security agreements, pledge agreements or financing statements evidencing, creating or perfecting any Lien to secure the Senior Indebtedness in any way, (d) all guarantees of the Senior Indebtedness, (d) all other documents, instruments or agreements relating to the Senior Indebtedness now or hereafter executed or delivered by and among the Borrower, any Subsidiary, the Senior Indebtedness Representative or any Senior Revolving Lender, including without limitation each of the other "Loan Documents" as such term is defined in the Senior Revolving Credit Agreement, and (e) all renewals, extensions, amendments, modifications or restatements of the foregoing, to the extent not prohibited by the terms of this Agreement.

      "Senior Revolving Lenders" means all Persons which now or hereafter constitute a "Lender" under the Senior Revolving Credit Agreement and their respective successors and assigns, and all Persons refinancing any Senior Indebtedness and their respective successors and assigns.

      "Standstill Period" means the period beginning with the commencement of a Blockage Period and ending on the earliest of (a) the date when the Senior Indebtedness Default giving rise to such Blockage Period has been cured or waived in writing, (b) the date of the repayment in full in cash of the Senior Indebtedness, (c) the date that is 90 days after the commencement of a Non-Payment Blockage Period or 179 days after the commencement of a Payment Blockage Period, (d) the end of the Non-Payment Blockage Period applicable to a Non-Payment Default, (e) the date on which the Senior Indebtedness shall have been declared due and payable prior to its stated maturity or any holder of Senior Indebtedness commences proceedings to collect any Senior Indebtedness or realize upon any material part of the collateral for any Senior Indebtedness and
(f) the date upon which any Insolvency Proceeding is commenced.

      "Subordinated Obligations" means any and all indebtedness (whether for principal, interest, fees, indemnifications or otherwise, but not expenses) now or hereafter owing by the Borrower or any Subsidiary under or in connection with the Term Note Purchase Agreement, the Term Notes, any mortgage, guaranty or other security instrument given in connection therewith, and any letter agreement or other agreement providing for payment of fees in connection therewith. For the avoidance of doubt, any and all indebtedness or other obligations owing by Borrower or any Affiliate of the Borrower under or with respect to the TCW Royalty shall not be included in or a part of the Subordinated Obligations.

      "Subordinated Administrative Agent" means TAMCO, in its capacity as administrative agent for the Term Lenders under the Term Note Purchase Agreement, together with any successors in such capacity.

      "TCW Royalty" means the Overriding Royalty Interest as defined in the Term Note Purchase Agreement previously conveyed and to be conveyed pursuant to the ORRI Documents as defined in the Term Note Purchase Agreement.

      "Term Lenders" means all Persons which now or hereafter constitute a "Purchaser" or a "Holder" under the Subordinated Term Note Purchase Agreement and their respective successors and assigns, and all Persons refinancing any Subordinated Obligations and their respective successors and assigns.

      "Term Loan Documents" means, collectively, (a) the Term Note Purchase Agreement, (b) the Term Notes and any other note, bond or other instrument evidencing Subordinated Obligations, (c) all mortgages, security agreements, pledge agreements or financing statements evidencing, creating or perfecting any Lien to secure the Term Note Purchase Agreement and the Term Notes in any way,
(d) all guarantees thereof, (e) all other documents, instruments or agreements relating to the Term Note Purchase Agreement or the Term Note now or hereafter executed or delivered by and among the Borrower, any Subsidiary, the Subordinated Administrative Agent or any Term Lender, including without limitation each of the other the "Loan Documents" as such term is defined in the Term Note Purchase Agreement, and (f) all renewals, extensions, amendments, modifications or restatements of the foregoing; provided that the terms of such refinancing, replacement or substitution and the financing documentation entered into in connection therewith are consistent with the terms of the Term Note
Purchase Agreement and other Term Loan Documents in effect prior to such refinancing, replacement or substitution or could have been included in such Term Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

      "Term Note Purchase Agreement" means that certain First Amended and Restated Note Purchase Agreement dated as of December 8, 2005 among the Borrower, Aurora Energy, Ltd., TAMCO, as administrative agent and in the other capacities described therein, and the other purchasers party thereto, as amended by that certain First Amendment to First Amended and Restated Note Purchase Agreement dated as of the date of this Agreement and as from time to time renewed, extended, amended, supplemented, or restated in accordance with the terms hereof, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the loans made or incurred under such Term Note Purchase Agreement.

      "Term Note Purchase Agreement Event of Default" means the occurrence of an Event of Default as defined in the Term Note Purchase Agreement.

      "Term Notes" means each promissory note issued under the Term Note Purchase Agreement evidencing the term loans made pursuant to the term thereof, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part thereof.

                                   ARTICLE II
                                  Subordination

      Section 2.01 Subordination of Obligations. The Borrower and each Subsidiary covenant and agree, and each Term Lender covenants and agrees, that the payment of the Subordinated Obligations shall, to the extent set forth in this Agreement, be subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. Notwithstanding the foregoing, the Borrower may, subject to Section 2.02 and
Section 2.03, make scheduled payments of principal and interest in respect of the Subordinated Obligations as well as all scheduled fees due to and reimbursable expenses incurred by Subordinated Administrative Agent or the Term Lenders (collectively, the "Scheduled Term Payments"), provided that with respect to any such payments of principal, (a) prior to and after giving effect to such principal payment, no Borrowing Base Deficiency exists, (b) after giving effect to such principal payment there is at least $10,000,000 in Excess Availability and (c) such principal payments in any period of 12 consecutive calendar months the aggregate do not exceed $7,500,000, provided, however, that any such principal payment may, in any period of 12 consecutive calendar months, exceed $7,500,000 to the extent that any such principal payment is made using net cash proceeds received from the sale of equity in a Public Offering and after giving effect to such principal payment there is at least $10,000,000 in Excess Availability. For the avoidance of doubt and notwithstanding anything to the contrary set forth above, the Borrower may, subject to Section 2.02 and
Section 2.03, on the Maturity Date (or within ten business day prior thereto) set forth in the Term Note Purchase Agreement, pay and the Term Lenders may receive and retain, all Subordinated Obligations that remain outstanding as of such payment date, so long as on the date of such payment no Payment Default Notice or Non-Payment Default Notice has been received by the Subordinated Administrative Agent.

      Section 2.02 Payment Default or Acceleration. Except under circumstances when the terms of Section 2.05 of this Agreement are applicable, if (a) a Payment Default or Senior Indebtedness Acceleration shall have occurred and be continuing and (b) the Term Lenders or the Subordinated Administrative Agent or other representative shall have received a Payment Default Notice, then neither the Borrower nor any Subsidiary may make, and no Term Lender shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of the Borrower or any Subsidiary on account of the Subordinated Obligations during the Payment Blockage Period; provided, however, that in the case of any Scheduled Term Payment on or in respect of any Subordinated Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period pursuant to the terms of the Term Notes as in effect on the date hereof or as amended consistent with the provisions of Section 5.03 of this Agreement, the provisions of this Section 2.02 shall not prevent the making and acceptance of such Scheduled Term Payment, together with any additional default interest as is due on the Term Notes, on or after the date immediately following the termination of such Payment Blockage Period. In the event that, notwithstanding the foregoing, either the Borrower or any Subsidiary shall make any payment or distribution to any Term Lender prohibited by the foregoing provisions of this Section 2.02, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness is paid in full in cash. Any Payment Default Notice shall be deemed received by the Term Lenders upon the date of actual receipt by the Term Lenders or the Subordinated Administrative Agent of such Payment Default Notice in writing.

      Section 2.03 Non-Payment Default. Except under circumstances when the terms of Section 2.02 or Section 2.05 of this Agreement are applicable, if (a) a Non-Payment Default shall have occurred and be continuing, (b) the Term Lenders or the Subordinated Administrative Agent or other representative shall have received a Non-Payment Default Notice, and (c) no Non-Payment Default Notice shall have been given within the 360-day period immediately preceding the giving of such Non-Payment Default Notice, then neither the Borrower nor any Subsidiary may make, and no Term Lender shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of the Borrower or any Subsidiary on account of that portion of the Subordinated Obligations that constitutes principal under the Subordinated Term Documents during the Non-Payment Blockage Period (for the avoidance of doubt, except as set forth in the next sentence, the Borrower may pay, and the Term Lenders may receive and retain, scheduled interest payments, fees and reimbursable expenses notwithstanding the commencement of a Non-Payment Blockage Period). Notwithstanding the preceding sentence, if a Non-Payment Default arises as a result of a Borrowing Base Deficiency, then during the 90 days immediately following the occurrence of such Non-Payment Default, no Scheduled Term Payments of any kind may be made by the Borrower or received by the Term Lenders. If any Scheduled Term Payment or portion thereof that is not timely made on any Scheduled Payment Date during such Non-Payment Blockage Period pursuant to the terms of the Term Notes as in effect on the date hereof or as amended, then the provisions of this Section 2.03 shall not prevent the making and acceptance of such Scheduled Term Payment, together with any additional default interest as is due on the Term Notes, on or after the date immediately following the termination of such Non-Payment Blockage Period. In the event that, notwithstanding the foregoing, the Borrower or any Subsidiary shall make any payment or distribution to any Term Lender prohibited by the foregoing provisions of this Section 2.03, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness is paid in full in cash. Any Non-Payment Default Notice shall be deemed received by the Term Lenders upon the date of actual receipt by the Term Lenders or the Subordinated Administrative Agent or other representative of such Non-Payment Default Notice in writing.

      Section 2.04 Standstill. At any time that the Term Lenders are not permitted to receive payments on the Subordinated Obligations pursuant to either
Section 2.02 or Section 2.03 of this Agreement, the Term Lenders and the Subordinated Administrative Agent or other representative of the Term Lenders will not commence any Enforcement Action relative to the Borrower or any Subsidiary during the Standstill Period. Upon the termination of the Standstill Period, the Term Lenders may exercise all rights or remedies they may have in law or equity; provided, however, that if a Standstill Period terminates pursuant to clause (e) thereof, no Term Lender and no agent or representative thereof shall exercise any remedies against, or attempt to foreclose upon, garnish, sequester or execute upon, any Property constituting collateral for the Senior Indebtedness (other than to file or record any judgment Liens it may have obtained against such collateral) during the period that such Standstill Period would have been in effect but for termination pursuant to clause (e) of the definition of "Standstill Period;" provided further, that the Payment Blockage Period or the Non-Payment Blockage Period, as the case may be, if not also terminated, shall continue for its full period notwithstanding the termination of the Standstill Period. Notwithstanding the foregoing, no Standstill Period may be commenced while any other Standstill Period exists or within 180 days following the termination of any prior Standstill Period (provided that this sentence shall not relieve any Term Lender of its obligation to provide notice under Section 2.09 of this Agreement).

      Section 2.05 Insolvency; Bankruptcy; Etc. In the event of the institution of any Insolvency Proceeding relative to the Borrower or any Subsidiary, then:

            (a) The holders of the Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the Term Lenders are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities (other than Reorganization Securities) on account of the Subordinated Obligations.

            (b) Any direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities, by setoff or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations but for the provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution, whether the Borrower, a Subsidiary of the Borrower, a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Indebtedness or the Senior Indebtedness Representative, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid; provided, however, that no such delivery or other turnover of any Reorganization Securities issued to the Subordinated Administrative Agent or the Term Lenders shall be made to any holders of the Senior Indebtedness. In the event that, notwithstanding the foregoing provisions of this Section 2.05, any Term Lender shall have received any such payment or distribution of any kind or character, whether in cash, Property or securities, by setoff or otherwise, before all Senior Indebtedness is paid in full in cash, which is to be paid to the holders of the Senior Indebtedness under the foregoing provisions of this Section 2.05, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash.

            (c) If no proof of claim is filed in any Insolvency  Proceeding with respect to any Subordinated Obligations by the tenth day prior to the bar date for any such proof of claim, the Senior Indebtedness Representative may, after notice to the Term Lenders or the Subordinated Administrative Agent or other representative, file such a proof of claim on behalf of the Term Lenders, and each Term Lender hereby irrevocably appoints the Senior Indebtedness Representative as its agent and attorney-in-fact for such limited purpose; provided, that the foregoing shall not confer to the holder of any Senior Indebtedness the right to vote on behalf of the Term Lenders in any Insolvency Proceedings.

      Section 2.06 No Impairment. No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any Subsidiary or by any non-compliance by the Borrower or any Subsidiary with the terms, provisions, and covenants of this Agreement, the Term Note Purchase Agreement or the Term Notes, regardless of any knowledge thereof any such Term Lender may have or be otherwise charged with. The provisions of this Agreement shall be enforceable directly by any present or future holder of the Senior Indebtedness and/or the Senior Indebtedness Representative.

      Section 2.07 Rights of Creditors; Subrogation. The provisions of this Agreement are for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand, and the Term Lenders on the other hand, and nothing herein shall impair, as between the Borrower and the Guarantors and the Term Lenders, the obligation of the Borrower and the Guarantors, which are unconditional and absolute, to pay to the Term Lenders the principal thereof and interest thereon in accordance with their terms and the provisions thereof, nor shall anything herein, except as otherwise provided in Section 2.04 of this Agreement, prevent the Term Lenders from exercising all remedies otherwise permitted by applicable law or hereunder upon default under the Term Note Purchase Agreement or under the Term Notes (including the right to demand payment and sue for performance thereof and of the Term Notes and to accelerate the maturity thereof as provided by the terms of the Term Notes), subject to the rights of holders of the Senior Indebtedness under this Agreement. Upon payment in full of the Senior Indebtedness in cash and termination of the commitments of any holder of the Senior Indebtedness to make loans or extensions of credit, and expiration or termination of all letters of credit issued by any holder of the Senior Indebtedness, the Term Lenders shall, to the extent of any payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness pursuant to the provisions of this Agreement, be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Borrower or any Guarantor made on Senior Indebtedness (and any security therefor) until the Subordinated Obligations shall be paid in full (and, for this purpose, no such payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness shall be deemed to have discharged the Subordinated Obligations), and, for the purposes of such subrogation, no payments to the holders of the Senior Indebtedness of any cash, assets, stock, or obligations to which the Term Lenders would be entitled except for the provisions of this Agreement shall, as between the Borrower and the Guarantors, any of their respective creditors (other than the holders of the Senior Indebtedness), and the Term Lenders, be deemed to be a payment by the Borrower or any Guarantor to or on account of Senior Indebtedness. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of a Term Note Purchase Agreement Event of Default.

      Section 2.08 Payments on Senior Indebtedness. In the event that any Term Lender determines in good faith that evidence is required with respect to the right of any holder of the Senior Indebtedness to participate in any payment or distribution pursuant to this Agreement or the amount of such participation, such Term Lender may request such Person to furnish evidence to the reasonable satisfaction of such Term Lender as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Agreement, and if such evidence is not furnished, such Term Lender may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; provided that, upon the written request of such Person to such Term Lender, such payment shall be made to the court having jurisdiction over such judicial determination or to another Person mutually satisfactory to such Person and such Term Lender, as escrowee, to be held and invested pending such judicial determination in accordance with such instructions as shall be mutually satisfactory to such Person and such Term Lender and upon such judicial determination becoming final and non-appealable to be distributed in accordance therewith to the Person entitled thereto.

      Section 2.09 Notice of Acceleration, Enforcement Action.

            (a) Each Term Lender agrees that in the event any Term Note Purchase Agreement Event of Default shall occur, and as a result thereof, any Term Lender or the Subordinated Administrative Agent or other representative of such Term Lender accelerates maturity of the Term Notes, then such Term Lender or the Subordinated Administrative Agent or other representative shall give prompt (and in any event within three (3) Business Days) notice thereof in writing to the holders of the Senior Indebtedness or the Senior Indebtedness Representative. Neither the Borrower nor any Subsidiary may pay the Term Notes until ten (10) Business Days after the Senior Indebtedness Representative receives the notice described above and, after that ten (10) Business Day period, may pay the Term Notes, and the Term Lenders may receive or collect such payment, only if the provisions of this Agreement do not prohibit such payment at that time.

            (b) Each Term Lender agrees that in the event any Term Note Purchase Agreement Event of Default shall occur, and as a result thereof, any Term Lender or the Subordinated Administrative Agent or other representative of such Term Lender intends to commence any Enforcement Action, then such Term Lender or the Subordinated Administrative Agent or other representative shall first deliver notice thereof in writing to the Senior Indebtedness Representative both (i) not less than ten (10) days prior to taking any such Enforcement Action, and (ii) one (1) Business Day after such Enforcement Action is taken.

      Section 2.10 Reinstatement. The provisions of this Agreement shall remain in force and effect until the indefeasible payment in full of all Senior Indebtedness and the termination of all commitments of any holder of the Senior Indebtedness to make loans or extensions of credit, and expiration or termination of all letters of credit issued by any holder of the Senior Indebtedness. To the extent any payment of or distribution in respect of the Senior Indebtedness (whether by or on behalf of the Borrower or any of its Subsidiaries, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to the Borrower or any Subsidiary or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, the Borrower or any Subsidiary or such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred and the provisions of this Agreement shall continue to be applicable in respect of said reinstated Senior Indebtedness.

      Section 2.11 Rights of Holders of the Senior Indebtedness. The holders of the Senior Indebtedness may, at any time and from time to time subject to the terms of the Senior Indebtedness, without the consent of or notice to the Term Lenders or the Subordinated Administrative Agent or other representative of the Term Lenders, without incurring responsibility to the Term Lenders and without impairing or releasing the subordination or other benefits provided in this Agreement or the obligations hereunder of the Term Lenders to the holders of the Senior Indebtedness, do any one or more of the following: (a) except as provided below, change the manner, place or terms of payment or extend the time of payment of, or renew, increase, alter or amend, Senior Indebtedness or any instrument evidencing the same or any covenant or agreement under which Senior Indebtedness is outstanding or secured or any liability of any obligor thereon;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the payment of Senior Indebtedness; and (d) waive any default under Senior Indebtedness and exercise or refrain from exercising any rights or remedies against the Borrower, any Subsidiary or any other Person. The foregoing provisions are not intended to permit a change to the definition of "Senior Indebtedness". Notwithstanding the foregoing, the holders of the Senior Indebtedness shall not (w) extend the final maturity of the Senior Indebtedness by more than six (6) months and in no event to a date that is less than 30 days prior to the Maturity Date under the Term Note Purchase Agreement, (x) increase the Senior Indebtedness in excess of the cap provided for in the definition of "Senior Indebtedness" (y) incur fees related to the Senior Indebtedness by an aggregate amount of more than $1,000,000, provided however, that legal fees and fees associated with the closing of the Senior Revolving Credit Documents shall not count towards the $1,000,000 limit, or (z) increase the interest rate applicable to the Senior Indebtedness (excluding fluctuations in underlying indices and imposition of a default rate) by an amount in excess of two percent (2%) per annum.

      Section 2.12 Identity of Term Lenders for Notice Purposes. For purposes of any notice required or permitted to be given hereunder by the holders of the Senior Indebtedness or the Senior Indebtedness Representative to the Term Lenders, or any of them, the holders of the Senior Indebtedness and the Senior Indebtedness Representative shall be entitled to rely, conclusively, on the identity and address of each Term Lender as set forth in the Term Note Purchase Agreement or as otherwise set forth in the most recent notice received by the Senior Indebtedness Representative from a Term Lender referring to the Term Note Purchase Agreement for purposes of providing the identity and address of each Term Lender. The Term Lenders agree that any notices required to be given to the Term Lenders shall be effective if such notice is given to the Subordinated Administrative Agent or other representative of the Term Lenders. For so long as the Subordinated Obligations are outstanding, the Term Lenders agree to designate and maintain an agent or other representative for such purposes.

      Section 2.13 Liens.

            (a) All Liens granted by the Borrower, or, if applicable, any Guarantor, which at any time secure the Term Note Purchase Agreement, any Term Note or any other Term Loan Document are hereby made, and will at all times prior to the full payment or discharge of the Senior Indebtedness be, subject and subordinate to all Liens granted by the Borrower or any Guarantor which at any time secure the Senior Indebtedness, which subordination shall be effective whether or not all such Liens securing Senior Indebtedness have been properly recorded, filed and otherwise perfected prior to all such Liens securing any Term Note and regardless of the relative priority of such Liens as determined without regard to this Agreement. For so long as any Term Note is outstanding, as between the Term Lenders and the holders of the Senior Indebtedness, only the Senior Indebtedness shall be deemed to be secured by any Liens granted under the Senior Revolving Credit Documents except as provided in Section 2.07 with respect to subrogation. Each Senior Revolving Lender and the Senior Administrative Agent agrees that the Senior Indebtedness shall not be secured by a lien on equity issued by the Borrower.

            (b) Each Term Lender agrees that it will not initiate, join in or prosecute any claim, action or other proceeding challenging the validity or enforceability of the Senior Indebtedness or the Liens securing the Senior Indebtedness. Furthermore, each Term Lender agrees that if the Senior Indebtedness Representative shall take any Enforcement Action respecting any collateral under the Senior Indebtedness, that the Term Lenders will not enjoin or otherwise interfere with such Enforcement Action. Except to enforce the priority of Liens securing the Senior Indebtedness and this Agreement, each Senior Revolving Lender and the Senior Administrative Agent agrees that it will not initiate, join in or prosecute any claim, action or other proceeding challenging the validity or enforceability of the Subordinated Obligations or the Liens securing the Subordinated Obligations. Subject to Standstill Period provisions, and after giving effect to this Agreement, each Senior Revolving Lender and the Senior Administrative Agent furthermore agrees that if the Subordinated Administrative Agent shall take any Enforcement Action respecting any collateral, that the Senior Revolving Lenders will not enjoin or otherwise interfere with such Enforcement Action.

            (c) The Subordinated Administrative Agent agrees to promptly release all Liens granted by the Borrower, or, if applicable, any Guarantor, which at any time secure the Term Note Purchase Agreement, any Term Note or any other Term Loan Document if such release is provided by the terms of the Term Loan Documents.

            (d) The Senior Administrative Agent agrees to promptly release any Liens encumbering any Oil and Gas Property on which the TCW Royalty is secured which at any time secure the Senior Indebtedness.

      Section 2.14 Legend.

            (a) Each Term Note shall be conspicuously inscribed with a legend substantially in the form and substance as follows:

            PAYMENT OF THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED JANUARY __, 2006 BY AND AMONG AURORA ANTRIM NORTH, LLC, BNP PARIBAS, AS SENIOR ADMINISTRATIVE AGENT, TCW ASSET MANAGEMENT COMPANY, AS SUBORDINATED ADMINISTRATIVE AGENT AND PARTIES THERETO, BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, THE PROVISIONS OF WHICH INTERCREDITOR AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

            (b) The Borrower and each Term Lender or the Subordinated Administrative Agent or other representative of the Term Lenders shall cause each mortgage, security agreement and other instrument securing all or any part of the Subordinated Obligations executed and delivered after the date hereof to be conspicuously inscribed with a legend substantially in the form and substance as follows:

            ALL LIENS GRANTED BY THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT DATED JANUARY __, 2006 BY AND AMONG AURORA ANTRIM NORTH, LLC, BNP PARIBAS, AS SENIOR ADMINISTRATIVE AGENT, TCW ASSET MANAGEMENT COMPANY, AS SUBORDINATED ADMINISTRATIVE AGENT AND PARTIES THERETO, BE SUBORDINATE AND JUNIOR TO ALL LIENS GRANTED BY GRANTOR TO SECURE THE SENIOR INDEBTEDNESS REGARDLESS OF THE RELATIVE PRIORITY OF SUCH LIENS, SUCH
            INTERCREDITOR AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

            (c) The Subordinated Administrative Agent will execute notations of subordination for filing in the public records in a form reasonably acceptable to the Subordinated Administrative Agent and make notations of subordination on the Term Notes.

      Section 2.15 Successors and Assigns. Each Term Lender acknowledges and agrees that the provisions of this Agreement are, and are intended to be, an inducement and a consideration to each holder of the Senior Indebtedness to make, extend and continue the Senior Indebtedness; and each holder of the Senior Indebtedness shall be deemed conclusively to have relied upon the provisions of this Agreement in permitting the Borrower to incur the Subordinated Obligations and in making, extending, continuing and/or acquiring such Senior Indebtedness. This Agreement shall pass to and be fully binding upon the successors and assigns of each Term Lender and shall inure to the benefit of the present and future holders of the Senior Indebtedness and the Senior Indebtedness Representative and their respective successors and assigns (including without limitation any Person refinancing any Senior Indebtedness).

                                   ARTICLE III
                             RELIANCE; WAIVERS; ETC.

      Section 3.01 Reliance. The Senior Revolving Credit Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Subordinated Administrative Agent expressly waives all notice of the acceptance of and reliance on this Agreement by the Senior Revolving Lenders.

      Section 3.02 No Warranties or Liability. The Subordinated Administrative Agent and the Senior Administrative Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Revolving Credit Document. Except as otherwise provided in this Agreement, the Subordinated Administrative Agent and the Administrative Agent will be entitled to manage and supervise their respective extensions of credit to the Borrower in accordance with law and their usual practices, modified from time to time as they deem appropriate.

      Section 3.03 No Waivers. Except as provided in Section 5.03, no right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by the Borrower or any of its Subsidiaries with the terms and conditions of any of the Senior Revolving Credit Documents.

                                   ARTICLE IV
                            OBLIGATIONS UNCONDITIONAL

      Section 4.01 Senior Indebtedness Unconditional. All rights of the Senior Administrative Agent and the Senior Revolving Lenders hereunder, and all agreements and obligations of each of the Subordinated Administrative Agent and Term Lenders, the Borrower and the Guarantors under the Senior Revolving Credit Documents (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any Senior Revolving Credit Document;

            (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Indebtedness, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Revolving Credit Document;

            (c) prior to the Senior Indebtedness having been paid in full in cash and all commitments to lend thereunder terminated and all letters of credit thereunder terminated or cash collateralized, any exchange, release, voiding, avoidance or non-perfection of any security interest in any collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Indebtedness or any guarantee thereof; or

            (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any Guarantor in respect of the Senior Indebtedness, or the Subordinated Administrative Agent, the Borrower or any Guarantor, to the extent applicable, in respect of this Agreement.

                                   ARTICLE V
                                  MISCELLANEOUS

      Section 5.01 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Revolving Credit Document or the Term Loan Documents, the provisions of this Agreement shall govern.

      Section 5.02 Continuing Nature of Provisions; Termination. This Agreement shall continue to be effective and shall not be revocable by any party hereto, until, but, subject to Section 2.10, shall automatically terminate and be of no further force or effect on, the earlier to occur of (i) the date upon which the Senior Indebtedness has been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness have expired, terminated or been fully collateralized in cash and (ii) to the extent not in violation of this Agreement, the date that the Subordinated Obligations have been paid in full. This is a continuing agreement and the Senior Revolving Lenders and the Senior Administrative Agent may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any Guarantor on the faith hereof.

      Section 5.03 Amendments; Waivers. No amendment, waiver or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Administrative Agent, the Subordinated Administrative Agent and, only if the rights or duties of the Borrower or any Guarantor are directly affected thereby, such Person.

      Section 5.04 Information Concerning Financial Condition of the Borrower. The Subordinated Administrative Agent and the Senior Administrative Agent each hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the Guarantors and all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness or the Subordinated Obligations. The Subordinated Administrative Agent and the Senior Administrative Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Subordinated Administrative Agent or the Senior Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (1) to provide any such information to such other party or any other party on any subsequent occasion, (2) to undertake any investigation not a part of its regular business routine, or (3) to disclose any other information.

      Section 5.05 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

      Section 5.06 Submission to Jurisdiction; Waiver of Jury Trial.

            (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any Senior Revolving Lender may otherwise have to bring any action or proceeding relating to this Agreement or any Senior Revolving Credit Documents against the Borrower or any Guarantor or its properties in the courts of any jurisdiction.

            (b) The Borrower and the Subordinated Administrative Agent hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so (x) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 5.06 and (y) the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            (d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 5.07 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

      Section 5.08 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior Revolving Lenders and Subordinated Administrative Agent and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any collateral. All references to any Person shall include such Person as debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

      Section 5.09 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 5.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Section 5.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

      Section 5.12 Consent to Incurrence of Senior Indebtedness. Notwithstanding any provision of the Subordinated Obligations to the contrary, the Subordinated Administrative Agent consents to the incurrence of the Senior Indebtedness in amounts up to the caps on the principal amount thereof set forth in the definition of Senior Indebtedness, subject to the limitation set forth in the Term Note Purchase Agreement.

                    [Signature Pages Begin on the Next Page]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   BNP PARIBAS, as
                                   Administrative Agent for and on behalf of the Senior Lenders

                                   By:__________________________________________
                                   Name:
                                   Title:

                                   By:__________________________________________
                                   Name:
                                   Title:

                                   Address for Notices:

                                   919 Third Avenue
                                   New York, New York 10022
                                   Attention: Millie Carillo, Loan Assistant
                                   Facsimile: (212) 841-2683

                                   with a copy to:

                                   BNP Paribas
                                   1200 Smith Street, Suite 3100
                                   Houston, Texas 77002
                                   Attention: Betsy Jocher
                                   Telephone:  (713) 982-1155
                                   Facsimile:  (713) 659-6915


                 Signature Page to the Intercreditor Agreement

                                   TCW ASSET MANAGEMENT  COMPANY,  as
                                   Administrative Agent for and on behalf of the Term Lenders

                                   By:__________________________________________
                                   Name:
                                   Title:

                                   Address for Notices:

                                   333 Clay Street, Suite 4150
                                   Houston, TX 77002
                                   Attention: Patrick Hickey
                                   Telephone: (713) 615-7413
                                   Facsimile: (713) 615-7460

                                   with a copy to:

                                   TCW Asset Management Company
                                   865 South Figueroa Street, Suite 1800
                                   Los Angeles, CA 90017
                                   Attention:  R. Blair Thomas
                                   Facsimile:  (213) 244-0604


                 Signature Page to the Intercreditor Agreement

                                   AURORA ANTRIM NORTH, LLC

                                   By:__________________________________________
                                   Name:
                                   Title:

                                   Address for Notices:

                                   4110 Copper Ridge, Suite 110
                                   Traverse City, MI 49684
                                   Attention: William W. Deneau
                                   Telephone: (231) 941-0073
                                   Facsimile: (231) 933-0757

                                   with a copy to:

                                   Leibenguth & Boos & Associates PC
                                   3220 Racquet Club Drive
                                   Traverse City, MI 49684
                                   Attention:  Jim Leibenguth
                                   Telephone:  (231) 947-0777
                                   Facsimile:  (231) 947-2930


                 Signature Page to the Intercreditor Agreement